UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2016 (May 24, 2016)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On May 24, 2016, Hertz Global Holdings, Inc. (“Hertz”), the parent company of Hertz Equipment Rental Corporation (“HERC”) issued a press release announcing the proposed private offering of $1.1 billion aggregate principal amount of senior secured second priority notes due 2022 and senior secured second priority notes due 2024 (collectively, the “Offering”) by HERC’s subsidiaries, Herc Spinoff Escrow Issuer, LLC and Herc Spinoff Escrow Issuer, Corp. (collectively, the “Escrow Issuers”) and on May 26, 2016, Hertz issued a press release announcing the pricing of the Offering by the Escrow Issuers, which Offering was increased in size from $1.1 billion to $1.235 billion.
The full text of the press releases with respect to the Offering are filed herewith as Exhibits 99.1 and 99.2 and are incorporated by reference into this Item 8.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits. The following exhibit is filed as part of this report:

Exhibit 99.1	Press Release dated May 24, 2016 announcing private offering of $1.1 billion of senior secured second priority notes.

Exhibit 99.2	Press Release dated May 26, 2016 announcing pricing of $1.235 billion of senior secured second priority notes.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  May 26, 2016